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                                                                   EXHIBIT 10.12

                         TECHNOLOGY LICENSE AGREEMENT


  This TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is to be effective as of December 20, 1999 (the "Effective Date"), by and between LONESTAR MEDICAL TRANSCRIPTION USA, INC., a Delaware corporation ("Licensor"), and APPLIED VOICE RECOGNITION, INC., a Delaware corporation ("Licensee").

                                 W I T N E S S E T H:
                                 -------------------

  WHEREAS, Licensee has developed certain software and programs for use in general computer speech recognition fields and the medical transcription industry (collectively, the "Technology"), which Technology is more particularly described on EXHIBIT "A" attached hereto and incorporated herein;
             -----------

  WHEREAS, Licensee has sold the Technology to Licensor pursuant to that certain Asset Purchase Agreement dated effective as of the Effective Date by and among Licensee, Licensor and others (the "Purchase Agreement");

  WHEREAS, Licensor desires to grant to Licensee, and Licensee desires to obtain from Licensor, pursuant to the terms and provisions of the Purchase Agreement, a perpetual, royalty-free, nonexclusive license to use the Technology;

  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Purchase Agreement, the receipt and adequacy of which are hereby acknowledged by both parties, Licensor and Licensee agree as follows:

     1. Grant of License. Subject to the terms and conditions hereof, Licensor hereby grants to Licensee a perpetual, royalty-free, nonexclusive license to use and develop the Technology.

     2. No Conveyance of Ownership. Nothing in this Agreement shall give Licensee or others any right, title, or interest whatsoever in and to the Technology other than the rights expressly granted herein.

     3. No Stand-Alone Use or Sale. Licensee hereby agrees that Licensee shall be prohibited from using or selling the Technology for use in its current state in a stand-alone mode. Licensee shall be entitled to incorporate the Technology into any products designed, developed or created by Licensee, and thereafter utilize such products in the course of Licensee's business.

     4. No Third Party Beneficiary. The provisions of this Agreement are and will be for the benefit of Licensor and Licensee and their respective successors and assigns only and are not for the benefit of any third party. No third party shall have the right to enforce the

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provisions of this Agreement or any other document executed and delivered contemporaneously herewith.

     4. Use Not Required. Nothing contained in the Agreement or any other agreement is intended to require Licensee to use the Technology in connection with Licensee's business.

     5. Compliance with Laws. The use of the Technology by the parties hereto shall at all times be in compliance with all applicable laws and governmental regulations.

     6. Modification to Technology. Licensor shall be entitled to modify the Technology at Licensor's discretion. Licensor shall not be obligated to provide Licensee with any updates, modifications or subsequent versions of the Technology or with any technical support with respect to the Technology. Licensee shall be entitled to modify the Technology in Licensee's discretion. All such modifications and improvements of the Technology shall be the sole and exclusive property of the Licensee.

     7. Assignment. This Agreement may not be assigned by Licensee without the prior written consent of Licensor; provided however, that Licensee may assign this Agreement, the license granted hereunder, or any of Licensee's rights hereunder without the prior consent of Licensor if such assignment is made in conjunction with a sale to a third party of (i) all or substantially all of Licensee's assets relating to its transcription business, or (ii) the assets of Licensee related to Licensee's "Virtual Physician Network". This Agreement shall inure to the benefit of the permitted successors and permitted assigns of either party hereto.

     9. Notices. All notices to be given under this Agreement shall be made and delivered pursuant to the terms of the notice provisions of the Purchase Agreement.

     10.  Miscellaneous.

          (a) The provisions contained herein constitute the entire agreement between the parties, and supersedes any and all prior written or oral agreements. Any change, amendment, or modification of this Agreement must be in writing and executed by both parties.

          (b) This Agreement shall be governed and construed in accordance with the internal laws, and not the laws governing conflicts of laws, of the State of Texas.

          (c) If any provision of this Agreement is found to be unlawful, void, or unenforceable, then that provision shall be severed from this Agreement and will not affect the validity and enforceability of any of the remaining provisions.

          (d) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

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     EXECUTED this ____ day of January, 2000, to be effective as of the
Effective Date.

                         LICENSOR:
                         --------

                         LONESTAR MEDICAL
                         TRANSCRIPTION USA, INC.


                         By: ________________________________
                         Name:_______________________________
                         Title:______________________________

                         LICENSEE:
                         --------

                         APPLIED VOICE RECOGNITION, INC.


                         By: ______________________________________
                               Timothy J. Connolly, Chairman of the
                               Board




                               Signature Page to
                          Technology License Agreement

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